EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Dyadic International, Inc. and Subsidiaries, of our report dated March 29, 2023, relating to the consolidated financial statements of Dyadic International, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K as of and for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Mayer Hoffman McCann P.C.
April 24, 2024
St. Petersburg Florida